Exhibit 99.1


PNC Business Credit

March 12, 2005

Mr. Richard T. Kelecy
Vice President/Chief Financial Officer
Perma-Fix Environmental Services, Inc.
1940 NW 67th Place
Gainesville, Florida 32653


Dear Dick:

Perma-Fix Environmental Services, Inc. ("Borrower") has requested that PNC Bank, National Association ("PNC") renew, extend and increase the existing credit facilities in order to provide Borrower in aggregate, $25,000,000 in senior secured financing.

PNC is pleased to present a commitment to provide the senior secured financing with PNC providing up to $25,000,000 as more fully described in the attached Memorandum of Terms and Conditions (the "Term Sheet"). This commitment is subject to satisfactory legal documentation.

PNC reserves the right to syndicate its portion of the credit facilities (either before or after execution of definitive documentation) with a financial institution or group of financial institutions. Accordingly, the Borrower hereby represent and covenant that to the best of their knowledge, all written information and data prepared by the Borrower, concerning the Borrower or the transaction contemplated hereby (the "Information") which is made available in writing to PNC by the Borrower or any authorized representative of the Borrower in connection with the transaction contemplated hereby (as subsequently updated or corrected), will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein in the aggregate, in light of the circumstances under which such statements were made, not misleading. In arranging and syndicating the credit facilities, PNC will be using and relying on the Information without independent verification thereof.

PNC may terminate its obligations under this letter, if the terms of the proposed transactions are changed in any material respect, if any material information submitted to PNC proves to have been inaccurate or incomplete in any material respect, or if any material adverse change occurs, or any additional information is disclosed to or discovered by PNC, whether prior to Borrower's acceptance of this letter or during the period of such acceptance until the execution of definitive documentation, which PNC deems materially adverse in respect of the condition (financial or otherwise), business, operations, assets, nature of assets, liabilities or prospects of the Borrower.

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The Borrower hereby indemnify and hold harmless PNC and each director, officer, employee and affiliate thereof (each, an "Indemnified Person"), from and against any or all losses, claims, damages, expenses and liabilities incurred by any Indemnified Person that arise out of or relate to any investigation or other proceeding (including any threatened investigation or litigation or other proceedings and whether or not such Indemnified Person is a party thereto) relating to this letter, the Term Sheet or the transactions contemplated hereby, including without limitation the reasonable fees and disbursements of counsel (which fees and disbursements may include, but are not limited to, reasonable fees and disbursements of in-house counsel incurred in connection with any of the foregoing) but excluding any of the foregoing claimed by any Indemnified Person to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Person as determined by a final non-appealable judgment of court. PNC shall not be responsible or liable to the Borrower or any other person for consequential damages which may be alleged as a result of this letter, the Term Sheet or any of the transactions contemplated hereby. The Borrower's obligations under this paragraph shall survive any termination of this letter except that upon the execution of the definitive financing agreements the terms of such agreements shall supersede these provisions.

PNC shall not be responsible or liable to the Borrower or any other person or entity for any punitive, exemplary or consequential damages which may be asserted as a result of an alleged breach of this letter, the Term Sheet or Loan Documents (as defined in the Term Sheet) or arising out of or related to any of the transactions contemplated hereby or thereby. PNC and the Borrower hereby waive any right to trial by jury on any claim, demand, action, or cause of action arising under this commitment letter, the Term Sheet, any transaction related hereto, or any other instrument, document or agreement executed or delivered in connection herewith, whether sounding in contract, tort or otherwise.

This letter and the Term Sheet are delivered to the Borrower on the condition that they are not to be shown to, or discussed with, any other financial institution without PNC's prior approval.

If the offer evidenced by this letter and Term Sheet is acceptable, please indicate your acceptance by signing and returning this letter.

Sincerely,                                Agreed and accepted:
PNC BANK, NATIONAL ASSOCIATION            PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:  /s/ Alex M. Council                  By: /s/ Richard T. Kelecy
     -------------------                      ---------------------
     Alex M. Council                          Richard T. Kelecy
     Vice President                           VP and CFO

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                       MEMORANDUM OF TERMS AND CONDITIONS
                                       FOR
                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.

The following is a summary of the terms and conditions with respect as to the establishment of the credit facility referenced in the letter (the "Commitment Letter") accompanying this Memorandum of Terms and Conditions and is not intended to set forth all of the provisions that are customarily required by PNC in transactions of the type described herein and that may be required in the Loan Documents (as defined below). The definitive rights, duties, obligations and liabilities of Borrowers, PNC, Agent and Lenders (as defined below) will be more particularly described in the Loan Documents. If there is any conflict between the provisions of the Commitment Letter or this Term Sheet and provisions of the Loan Documents, the provisions of the Loan Documents will control.

Borrower:                Perma-Fix Environmental Services, Inc. ("PESI")

Borrower's Address:      1940 NW 67th Place
                         Gainesville, FL 32653
                         (800) 365-6066    www.perma-fix.com

Description of           Treatment and disposal of industrial hazardous and
Business:                non-hazardous waste and low-level radioactive waste.

General Purpose:         To renew and extend existing PNC credit facilities and
                         provide funds for the following: replacement of maturing Seller Debt, insurance coverage required for facility closure bonds, potential acquisitions and for the ongoing working capital requirements of the company.

Agent/Lender:            PNC Bank, National Association ("PNC")

Credit Facilities:    A) $18,000,000  Revolving Credit
                      B)   7,000,000  Term Loan
                         -----------
                         $25,000,000  Total Credit Facilities

Sub-Limits:              Letters of Credit up to $1,000,000 under the Revolving
                         Credit

Advance Rates:        A) 85% of eligible commercial accounts up to 60 days from
                         due date/ 90 days from invoice 85% of eligible commercial broker accounts up to 90 days from due date/ 120 invoice 85% of eligible government accounts up to 60 days from due date/ 150 invoice 50% of eligible unbilled accounts receivable up to 60 days or less from date of service. The lesser of $4,000,000 -or-- 80% of the appraised OLV of equipment located at the companies facilities in Kingston, TN and Oak Ridge, TN. The availability on this collateral piece will amortize by $48.0M per month.

                      B) The Lesser of $7,000,000 -or-- 80% of the appraised OLV of eligible M&E plus up to 70% of the appraised FMV of eligible real estate (updated appraisals in hand).

Security:                A first priority lien on all domestic corporate assets
                         including but not limited to A/R, Inventory, M&E, Real
                         Estate and all proceeds thereof. All facilities will be cross-collateralized, cross-defaulted and coterminous, and secured by all Collateral in all respects. All loans shall also be secured by each subsequently acquired or organized subsidiary of the Borrower.

Guaranty:                Cross-corporate guarantees.  Pledge of all subsidiary
                         stock.

Cash Dominion:           PNC Bank, N.A.

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Amortization:         B) 37 equal monthly payments of $83,333 with a 38th and
                         final payment of the then remaining balance
                         ($3,916,679.00). Monthly payment unchanged.

Maturity:                May 31, 2008 on both facilities.

Interest Rates:       A) Prime + 0.50% or LIBOR + 3.00% (reflects a 0.50%
                         reduction on each rate)
                      B) Prime + 1.00% or LIBOR + 3.50% (reflects a 0.50%
                         reduction on each rate)

Default Rate:            2.00% over applicable rate

Fees:                    Renewal Fee of $140,000.
                         Unused Line Fee at 0.375%
                         Letters of Credit at 2.50%
                         Collateral Monitoring Fee of $75M per year (payable monthly)
                         Field Exam fees of $750/day plus expenses to be performed on a 120 day cycle
                         Prepayment penalty of 1.0% of total financing if prepaid within the 1st year after this renewal and 0.5% during the 2nd year. No penalty after year two.

Expenses:                All expenses including reasonable legal, accounting,
                         appraisal, audit, searches and the filing and recording of UCC filings and other security interest, and any other expenses in reference to structuring, documenting, closing, monitoring or enforcing the agreements shall be for the account of the Borrowers.

Conditions               Including, but not limited to, the following:
Precedent:               1)  No material adverse change in the condition,
                             financial or otherwise, operations, properties, assets or prospects of the Borrowers.
                         2)  No material threatened or pending litigation or
                             material contingent obligations.
                         3)  Satisfactory documentation, legal opinions and
                             satisfactory legal review of all documentation including, but not limited to, documents of incorporation.
                         4)  Evidence that all actions necessary or in the
                             opinion of the Bank desirable to perfect and protect the security interest of the Bank have been taken.
                         5)  Evidence that the Borrowers are in compliance with
                             all pertinent Federal, State and local regulations including, but not limited to, those with respect to EPA, OSHA and ERISA.
                         6)  Customer Remittances: All customers shall continue
                             to be directed to make remittances to a lockbox or blocked account approved and controlled by PNC.

Financial Covenants:     Maintain at all times minimum Tangible Adjusted Net
                         Worth of $30,000,000. Minimum Fixed Charge Coverage of
                         1.25x, tested quarterly on a TTM basis. Annual Capital
                         Expenditures will be limited to $6,000,000 in total of which $4,000,000 may be on an unfinanced basis. Non
                         "financial performance" related covenant changes to be mutually agreed upon.

Reporting                Audited consolidated financial statements within 120
                         days after each fiscal year end.
Requirements:            Projected budget due 30 days prior to the beginning of
                         each fiscal year Unaudited consolidated monthly financial statements within 30 days of each month-end, within 50 days at each fiscal quarter.
                         Borrowing Base Reports on a weekly basis.
                         Monthly Ageing of A/R and A/P (on a summary basis).

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Sources of               The primary source of repayment is the cash flow of the
Repayment:               operations. Secondary sources would include the
                         refinancing of these facilities with another financial institution, the sale of the business, and/or the liquidation of the collateral.

PNC's Legal Counsel:     Hahn & Hessen, New York, NY (Steve Seif and Steven
                         Brecher)

Borrower's Legal         Conners & Winter, Oklahoma City, OK (Irwin Steinhorn)
Counsel:

                         All other Terms and Conditions will remain the same as in the existing loan documentation